UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ___________________________________
FORM 8-K
  ___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 29, 2021
 ___________________________________
W. R. BERKLEY CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-15202	22-1867895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 Steamboat Road, Greenwich, CT		06830
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 629-3000
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.20 per share	WRB	New York Stock Exchange
5.900% Subordinated Debentures due 2056	WRB-PC	New York Stock Exchange
5.75% Subordinated Debentures due 2056	WRB-PD	New York Stock Exchange
5.70% Subordinated Debentures due 2058	WRB-PE	New York Stock Exchange
5.10% Subordinated Debentures due 2059	WRB-PF	New York Stock Exchange
4.25% Subordinated Debentures due 2060	WRB-PG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On January 29, 2021, W. R. Berkley Corporation (the “Company”) directed The Bank of New York Mellon, as trustee (the “Trustee”), to issue a notice to the holders of the Company’s 5.900% Subordinated Debentures due 2056 (the “Debentures”) regarding the Company’s exercise of its option to redeem the Debentures pursuant to Article XI of the Indenture, dated as of March 1, 2016, between the Company and the Trustee, and Section 2.9 of the First Supplemental Indenture, dated as of March 1, 2016, between the Company and the Trustee. Pursuant to such notice, the Company will redeem the $110 million aggregate principal amount of the Debentures on March 1, 2021 at a redemption price equal to such principal amount plus accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the redemption date. On the redemption date, such redemption price will become due and payable. Interest on the principal amount of the Debentures to be redeemed shall cease to accrue on and after the redemption date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By:	/s/ Richard M. Baio
Name: Richard M. Baio
Title: Executive Vice President – Chief Financial Officer and Treasurer

Date:  January 29, 2021